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                                                                      EXHIBIT 21

                       MICROSEMI CORPORATION SUBSIDIARIES
                                 AS OF 10/01/00


NAME OF MICROSEMI CORPORATION ENTITY      LOCATION
------------------------------------      --------


BKC Semiconductors Incorporated           Lawrence, Massachusetts

Linfinity Microelectronics, Inc.          Garden Grove, California

Micro USPD, Inc.                          Watertown, Massachusetts

Micro WaveSys, Inc.                       Los Angeles, California

Microsemi Corp. - Colorado                Broomfield, Colorado

Microsemi Corp. - Scottsdale              Scottsdale, Arizona

Microsemi Microwave Products              Lowell, Massachusetts

Microsemi PPC, Inc.                       Riviera Beach, Florida

Microsemi RF Products, Inc.               Montgomeryville, Pennsylvania

Microsemi Santa Ana                       Santa Ana, California

Micro (Bermuda), Ltd.                     Ennis, Ireland

Microsemi (H.K.) Ltd.                     Shatin, N.T., Hong Kong

Semcon Electronics Pvt. Ltd.              Mumbai, India